 ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”) is made and entered into as of January 31, 2013, by and among Global Eagle Acquisition Corp., a Delaware corporation (the “Company”), Wellington Management Company, LLP, a Massachusetts limited liability partnership (“Wellington”), each of the entities listed on Exhibit B hereto (the “Wellington Investors” and together with Wellington and the Company, sometimes referred to individually as a “Party” or collectively as the “Parties”), and American Stock Transfer & Trust Company LLC (the “Escrow Agent”).

RECITALS

Reference is made to that certain Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among the Company, EAGL Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), Row 44, Inc., a Delaware corporation (“Row 44”), and PAR Investment Partners, L.P., a Delaware limited partnership, in its capacity as stockholders’ agent and for other specific purposes (as it may be amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Row 44, with Row 44 surviving the merger, as a result of which Row 44’s equity holders will be entitled to receive shares of voting common stock of the Company (the “Common Stock”) at the closing thereunder, subject to adjustment and an escrow holdback as described therein (such transaction, the “Merger”).

Reference is also made to that certain letter agreement, dated January 31, 2013 (the “Letter Agreement”), by and among the Company, Wellington, Wellington Management Investment, Inc. (“WMI”), Wellington Hedge Management, LLC (“WHM”), Wellington Hedge Administrator, LLC (“WHA”) and the Wellington Investors (Wellington, WMI, WHM, WHA and the Wellington Investors are collectively referred to herein as the “Wellington Entities”);

WHEREAS, the Letter Agreement provides that, promptly following the closing of the Merger, the Exchange Agent (as defined in the Merger Agreement) shall deposit shares of Common Stock with the Escrow Agent to support the “Maximum Percentage” limitation contained in the Letter Agreement, to be held and disbursed by the Escrow Agent as hereinafter provided;

WHEREAS, the Escrow Agent has agreed to accept, hold, and disburse the property deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement;

WHEREAS, Wellington is authorized to act on behalf of the Wellington Entities in connection with this Escrow Agreement;

WHEREAS, the provisions of the Letter Agreement are hereby incorporated herein by reference as the context of this Escrow Agreement may require, provided that the Escrow Agent shall act only in accordance with the terms and conditions contained herein; and

WHEREAS, the Parties have agreed to deposit in escrow certain property, and wish such deposit to be subject to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1.                  Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.                  Escrow Account.

(a)               Promptly following the closing of the Merger, at the direction of the Wellington Investors, the Exchange Agent shall deliver to the Escrow Agent, in book-entry form, a specified number of shares of Common Stock, which shares shall be registered in the name of Escrow Agent f/b/o the Wellington Investors (the “Escrow Shares”), and the Escrow Agent will acknowledge receipt of the Escrow Shares to the Company and Wellington promptly upon receipt thereof. The initial Escrow Shares shall be held for the economic benefit of the Wellington Investors in the amounts set forth opposite their names on a schedule to be provided by Wellington to the Escrow Agent following closing of the Merger, which schedule shall then be attached as Exhibit B hereto. In addition, if Wellington determines at any time and from time to time that the Wellington Investors have possession of Excess Shares (as defined in the Letter Agreement), then it shall cause such Excess Shares to be deposited with the Escrow Agent, and such shares shall be deemed “Escrow Shares” for purposes of this Escrow Agreement (and Exhibit B shall be revised accordingly). Subject to the terms and conditions of this Escrow Agreement, the Escrow Agent shall hold the Escrow Shares and shall invest, reinvest and manage any proceeds thereof as directed in Section 3(d) (the “Proceeds,” and the Escrow Shares and the Proceeds, collectively, the “Escrow Account”). Upon receipt of the Escrow Shares, the Escrow Agent shall hold and dispose of the Escrow Shares only in accordance with the terms of this Escrow Agreement, and shall not release the Escrow Shares or the rest of the Escrow Account except in accordance with this Escrow Agreement. The Escrow Agent shall not vote or direct the voting of the Escrow Shares.

(b)               If the Company at any time or from time to time between the date of this Escrow Agreement and the final disposition of the Escrow Account in accordance with this Escrow Agreement, (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, or (ii) combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, then the Company will deliver notice thereof to the Escrow Agent, and, unless the applicable authorizing Board of Directors resolutions do not require delivery of new Escrow Shares as a result of such action, the Company will as promptly as practicable after the effective date with respect thereto deliver to the Escrow Agent in book-entry form the requisite Escrow Shares as may be required to reflect the applicable increase or reduction, as the case may be, of such Escrow Shares. The Escrow Agent shall be entitled to execute and deliver any transmittal letter or other documents and share certificates required to effectuate an exchange of shares if contemplated by the action taken pursuant to the preceding clauses (i) or (ii). If the Company at any time or from time to time between the date of this Escrow Agreement and the final disposition of the Escrow Account in accordance with this Escrow Agreement pays any distribution or dividend in respect of the Escrow Shares in additional shares of Common Stock, then the Company will deliver notice thereof to the Escrow Agent and Wellington, and, unless the applicable authorizing Board of Directors resolutions do not require delivery of additional Escrow Shares as a result of such action, the Company will as promptly as practicable after the payment date with respect thereto deliver to the Escrow Agent additional Escrow Shares representing such additional shares of Common Stock. Upon such delivery referred to in this Section 2.1(b), the Escrow Agent shall hold such additional or substitute Escrow Shares, and all such shares are deemed Escrow Shares for purposes of this Escrow Agreement.

(c)                This Escrow Agreement assumes that the Escrow Account will at all times be comprised only of Common Stock and cash (and interest earned thereon). If the Common Stock is converted into any securities or other property other than Common Stock, or any securities or other property (in each case, other than cash (and interest earned thereon) or additional shares of Common Stock) are distributed, issued or exchanged with respect to any shares of Common Stock (then held in the Escrow Account) upon any recapitalization, reclassification, merger, consolidation, stock dividend or the like, or if for any other reason securities or other property (in each case, other than cash (and interest earned thereon) or additional shares of Common Stock) at any time are held in the Escrow Account, the Company and Wellington shall negotiate in good faith, and execute and deliver, such supplemental written instructions to the Escrow Agent as are necessary to account for such other securities or property in a manner consistent with the results that would have prevailed if only Common Stock and cash (and interest earned thereon) were held in the Escrow Account, and shall deliver such supplemental written instructions to the Escrow Agent. If the Parties are unable to agree on any such supplemental instructions contemplated by the preceding sentence within thirty (30) days after such sentence shall become applicable, then the Escrow Agent shall refrain from taking any action with respect to such property other than Common Stock and cash (and interest earned thereon), other than to keep safely such other property until it shall be directed otherwise in writing jointly by the Company and Wellington or by final non-appealable order of a court of competent jurisdiction. The Escrow Agent shall be entitled to execute and deliver any transmittal letter or other documents and Escrow Shares required in connection with such any recapitalization, reclassification, merger, consolidation or similar event to receive any shares of stock, securities, properties or cash in exchange for Escrow Shares.

3.                  Investment of Escrow Account.

(a)               The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys or any other assets held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not liquidate, sell, invest or reinvest any portion of the Escrow Account except as provided herein and shall hold the Escrow Shares and any cash or other assets received in respect thereof in the form initially received, except as provided herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment or the failure to make an investment made pursuant to the terms of this Escrow Agreement.

(b)               During the term of this Escrow Agreement, any moneys in the Escrow Account shall be invested in a money market deposit account or a successor or similar investment offered by the Escrow Agent and approved by Wellington, unless otherwise instructed in writing by Wellington and as shall be reasonably acceptable to the Escrow Agent. The Escrow Agent will provide compensation on balances in the Escrow Account at the then-applicable rate for such account or investment from time to time. Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive reasonable compensation with respect to any investment directed hereunder including without limitation charging a reasonable agency fee in connection with each transaction. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of Wellington to give the Escrow Agent instructions to invest or reinvest the Escrow Account.

4.                  Disbursement of Escrow Account. The Escrow Agent shall hold the Escrow Shares and the related Proceeds and distribute Escrow Shares and related Proceeds only (a) to a Wellington Investor upon receipt of and only in accordance with the terms of a copy of an executed certification signed by Wellington, in its capacity as investment adviser to the Wellington Investors, and addressed to the Company and the Escrow Agent certifying that, based on the number of shares of Common Stock outstanding in the Company’s most recent report filed under the Securities Exchange Act of 1934, as amended, or as otherwise provided by the Company to Wellington, the exercise of voting power or investment power with respect to such Escrow Shares by any Wellington Entity shall not cause a violation of the “Maximum Percentage” limitation described in the Letter Agreement; or (b) in the event that Escrow Shares and Proceeds remain undistributed immediately following the fifth anniversary of the date hereof, to the Wellington Investors in accordance with the percentages set forth on Exhibit B.

5.                  Disposition and Termination. Upon delivery of the Escrow Account by the Escrow Agent in accordance with Section 4 above, this Escrow Agreement shall terminate, subject to the provisions of Sections 6(b), 6(c), 6(g) and 7.

6.                  Concerning the Escrow Agent.

(a)               Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, which counsel may be company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(b)               Indemnification. The Escrow Agent shall be, severally and not jointly, indemnified and held harmless by the Wellington Investors from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action taken by it hereunder, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, or the Escrow Account held by it hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Account are to be disbursed and delivered. The provisions of this Section 6(b) shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 6(e) or 6(f) below.

(c)                Compensation. The Escrow Agent shall be entitled to such compensation from the Wellington Investors for all services rendered by it hereunder set forth on Exhibit A hereto, which shall be paid by the Wellington Investors. The Escrow Agent shall also be entitled to reimbursement from the Wellington Investors for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(d)               Further Assurances. From time to time on and after the date hereof, the Company and Wellington shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(e)                Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice, and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by Wellington, which approval will not be unreasonably withheld, conditioned or delayed, the Escrow Account held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it reasonably deems appropriate in the State of New York.

(f)                Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Parties, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 6(e).

(g)               Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

7.                  Miscellaneous.

(a)               Governing Law; Venue. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of laws). Any claim, action or proceeding (each, a “Legal Proceeding”) relating to this Escrow Agreement or the enforcement of any provision of this Escrow Agreement may be brought or otherwise commenced in any federal or state court located in the New York, New York. Each of the Parties and the Escrow Agent: (i) expressly and irrevocably consents and submits to the jurisdiction of each federal and state court located in the New York, New York in connection with any such Legal Proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 7(e) shall constitute effective service of such process, summons, notice or document for purposes of any such Legal Proceeding; (iii) agrees that each federal or state court located in the New York, New York, shall be deemed to be a convenient forum; and (d) agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any federal or state court located in the New York, New York any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Escrow Agreement or the subject matter of this Escrow Agreement may not be enforced in or by such court.

(b)               Entire Agreement. This Escrow Agreement and the Letter Agreement set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (even though such agreement may be referenced in this Escrow Agreement) other than this Escrow Agreement. In the event of any conflict between the terms and provisions of this Escrow Agreement and any other agreement, as to Escrow Agent, the terms and conditions of this Agreement shall control.

(c)                Headings. The headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

(d)               Successors and Assigns; Assignment. This Escrow Agreement shall be binding upon each of the parties hereto and each of their successors and permitted assigns, if any. This Escrow Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties hereto.

(e)                Notices. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) two business days after such notice is sent by registered mail, by courier or express delivery service or by facsimile, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to the Company:

Global Eagle Acquisition Corp.

10900 Wilshire Blvd., Suite 1500

Los Angeles, CA 90024
Attention: Chief Financial Officer
Facsimile: (310) 209-7225

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attention: Joel Rubinstein, Esq.
Facsimile: 212-547-5444

If to Wellington or a Wellington Investor:

Wellington Management Company, LLP
280 Congress Street
Boston, MA 02110
Attention: Steven M. Hoffman
Facsimile: 617-289-5699

with a copy (which shall not constitute notice) to:

Bradley A. Jacobson, Esq.
Greenberg Traurig, LLP
One International Place
Boston, MA 02110
Facsimile: 617-279-8402

If to the Escrow Agent:

American Stock Transfer & Trust Company LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Joseph Smith
Facsimile: 718-765-8758

with a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention: General Counsel
Facsimile: 718-331-1852

(f)                Amendments. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

(g)               Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of this Escrow Agreement or the transactions contemplated hereby.

(h)               Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

(i)                 Electronic Execution and Delivery. A facsimile, telecopy, PDF or other reproduction of this Escrow Agreement may be executed by one or more parties hereto, and an executed copy of this Escrow Agreement may be delivered by one or more parties hereto by facsimile, e-mail or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Escrow Agreement as well as any facsimile, telecopy or reproduction thereof. The parties hereto hereby agree that neither shall raise the execution of facsimile, telecopy, PDF or other reproduction of this Escrow Agreement, or the fact that any signature or document was transmitted or communicated by facsimile, e-mail or similar electronic transmission device, as a defense to the formation of this Escrow Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

Global Eagle Acquisition Corp.

By:	/s/ James A. Graf
Name:	James A. Graf
Title:	Vice President

Wellington Management Company, LLP

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President

J. Caird Partners, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President

J. Caird Investors (Bermuda) L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President

Quissett Partners, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President

Quissett Investors (Bermuda) L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President

Bay Pond Partners, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President

Bay Pond Investors (Bermuda) L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President

Ithan Creek Master Investors (Cayman) L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President

Ithan Creek Master Investment Partnership (Cayman) II, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President

American Stock Transfer & Trust Company, LLC

By:	/s/ Joseph M. Smith
Name:	Joseph M. Smith
Title:	Director

Exhibit A

Escrow Agent’s Compensation

An annual fee of $3,500.

Exhibit B

Wellington Investors

Wellington Investor	Escrow Shares	Percentage

Ithan Creek Master Investment Partnership (Cayman) II, L.P.

Ithan Creek Master Investors (Cayman) L.P.

Bay Pond Investors (Bermuda) L.P.

Bay Pond Partners L.P.

J. Caird Partners, L.P.

J. Caird Investors (Bermuda) L.P.

Quissett Investors (Bermuda) L.P.

Quissett Partners, L.P.

Total:

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